UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2012

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On September 12, 2012, Cubic Energy, Inc. (the “Company”) issued a subordinated promissory note payable to Calvin A. Wallen, III, the Company’s Chairman of the Board and Chief Executive Officer, in the principal amount of $2,000,000, plus accrued and unpaid interest, in replacement of the prior subordinated promissory note dated December 18, 2009.  The terms of the new note are consistent with the prior note, except that (a) interest will accrue rather than being payable on a monthly basis, and (b) the outstanding principal balance of the note, together with accrued and unpaid interest, is due and payable not later than January 1, 2013.  Consistent with the prior note, the new note bears interest at the prime rate plus one percent (1%) and is subordinated to the indebtedness under the Company’s Credit Facility, as amended, with Wells Fargo Energy Capital, Inc.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

10.1                Subordinated Promissory Note, dated September 12, 2012, by and between Cubic Energy, Inc. and Calvin A. Wallen, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary